          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2000
                                                  REGISTRATION NO. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                               COSTAR GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                           52-2091509
   (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                                 ---------------
                   2 BETHESDA METRO CENTER, BETHESDA, MD 20814
                                 (301) 215-8300
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------
                             CARLA J. GARRETT, ESQ.
                                 GENERAL COUNSEL
                   2 BETHESDA METRO CENTER, BETHESDA, MD 20814
                                 (301) 215-8300
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------
                                    COPY TO:

                              LANAE HOLBROOK, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                         1001 PENNSYLVANIA AVENUE, N.W.
                              WASHINGTON, DC 20004
                                 (202) 639-7000
                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                 ---------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO   AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
           BE REGISTERED                  REGISTERED     PER UNIT (1)        PRICE(1)              FEE
------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value............    718,072         $22.74          $16,328,958          $4,311
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low closing sale price of the common stock as reported on the Nasdaq Stock Market on June 13, 2000 pursuant to Rule 457(c) under the Securities Act of 1933.

                          ----------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                           Subject to Completion, Dated June 16, 2000

                                 718,072 SHARES

                               COSTAR GROUP, INC.

                                -----------------

                                  COMMON STOCK

                                -----------------

    This prospectus relates to the public offering of up to 718,072 shares of common stock by some of our existing stockholders, who received these shares in connection with acquisitions by CoStar Group, Inc.

    The selling stockholders may sell shares from time to time in:

                   -    privately negotiated transactions

                   - transactions on the Nasdaq Stock Market or other markets on which we may list our common stock

                   -    underwritten offerings

                   -    a combination of these methods

    The prices at which the stockholders may sell their shares will be determined by the prevailing market price for the shares or in negotiated transactions. The proceeds to the selling stockholders from the sale of the common stock will be the selling price of the common stock sold less agents' commissions and underwriters' discounts, if any.

    We are not offering any shares of our common stock for sale under this prospectus and will not receive any of the proceeds from the sale of the shares.

                              ---------------------

    CoStar Group, Inc.'s common stock is listed on the Nasdaq Stock Market under the symbol "CSGP." The last reported sale price of the common stock on June 14, 2000 on the Nasdaq Stock Market was $26 per share.

                              ---------------------

    INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 3.

                              ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                                TABLE OF CONTENTS
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                                                                                    Page
                                                                                    ----
Incorporation by Reference......................................................... 2
Cautionary Notice Regarding Forward-Looking Statements............................. 3
CoStar Group....................................................................... 4
Risk Factors....................................................................... 5
Use of Proceeds.................................................................... 9
Selling Stockholders.............................................................. 10
Plan of Distribution.............................................................. 11
Legal Matters..................................................................... 12
Experts........................................................................... 12
Where You Can Find More Information............................................... 13

                           INCORPORATION BY REFERENCE

    The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. In addition, information that we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any prospectus supplement. We are incorporating by reference:

    -    our Annual Report on Form 10-K for the year ended December 31, 1999
    -    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000
    -    our Form 8-A filed on June 25, 1998 with respect to our common stock
    - the portions of our Proxy Statement for the Annual Meeting of Stockholders to be held on June 21, 2000 that have been incorporated by reference into our Form 10-K
    -    our Current Report on Form 8-K dated February 25, 2000

    In addition, we incorporate by reference any filings we make under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the registration statement of which this prospectus is a part but before it becomes effective and from the date of effectiveness until the selling stockholders sell all of the shares which are the subject of this prospectus.

    You can obtain any of the documents incorporated by reference in this document from the SEC through the SEC's web site at www.sec.gov or from us. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain these documents by requesting them in writing at the following address:

                       CoStar Group, Inc.
                       2 Bethesda Metro Center
                       Bethesda, MD  20814
                       Attention:  Vice President, Investor and Public Relations
                       Telephone: (301) 215-8300

    You should rely only on the information contained in or incorporated into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this document is accurate as of any date other than the date of this document or the document which is being incorporated by reference.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this prospectus and the documents incorporated herein that are subject to risks and uncertainties. Forward-looking statements include information that is not purely historic fact, including statements concerning the financial outlook for 2000 and estimates for the future, our possible or assumed future results of operations generally, new products and services that we expect to release, and other statements and information more specifically regarding assumptions about our earnings per share, capital and other expenditures, financing plans, cash flow, capital structure, pending legal proceedings and claims, future economic performance, operating income, management's plans, goals and objectives for future operations and growth and markets for stock. The sections of this prospectus and the documents incorporated herein, which contain forward-looking statements, include "CoStar Group, Inc.," "Business," "Properties," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    Our forward-looking statements are identified by words such as "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. You should understand that these forward-looking statements are necessarily estimates reflecting our judgment, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. You should understand that the following important factors, in addition to those discussed in "Risk Factors" included herein and incorporated by reference, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements: competition and technological innovation by competitors; sensitivity to general economic conditions and events that affect commercial real estate in particular; business combinations and strategic alliances by other industry participants; growth in commerce conducted over the Internet; changes in relationships with real estate brokers and other strategic partners; and legal and regulatory issues.

    You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated herein by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or the date of the document incorporated herein by reference or to reflect the occurrence of unanticipated events.

                                  COSTAR GROUP

    In this prospectus, the words "we," "our," "us," "CoStar" or "our company" refer to CoStar Group, Inc. and its subsidiaries. This prospectus may also refer to our Web site, but information contained on that site is not part of this prospectus.

    CoStar Group, Inc., a Delaware corporation incorporated in 1998 to succeed its predecessor companies, is the nation's largest provider of information services to the commercial real estate industry. Through internal development, extensive research and strategic acquisitions over 13 years, CoStar has compiled a comprehensive proprietary database that, as of June 1, 2000, covered 54 markets and tracked leasing and sales transactions for over 18 billion square feet of commercial real estate and approximately 1,000,000 tenants. CoStar delivers its content to customers through eight distinct products and services. Our wide array of digital service offerings includes a leasing marketplace, a selling marketplace, sales comparable information, decision support, contact management, tenant information, property marketing, and industry news. In 1999, we made significant progress in moving our business model to the Internet. Substantially all of our current services are digitally delivered and most of our clients receive information over the Internet. The Internet allows us to integrate data from distinct product areas, deliver it more quickly to customers and allows our clients to increase their efficiencies, decrease costs of conducting business and ultimately, increase transaction values. Today, we are creating a digital marketplace where the commercial real estate industry and related businesses can continuously interact and easily facilitate transactions over the Internet due to efficient exchange of accurate and standardized information supplied by us.

    Our principal executive offices are located at 2 Bethesda Metro Center, Bethesda, Maryland 20814 and our telephone number is (301) 215-8300.

                                  RISK FACTORS

    Investing in our common stock involves a high degree of risk. You should consider the following risk factors, as well as the risk factors contained in our Form 10-K for the fiscal year ended December 31, 1999, before deciding to purchase any shares of our common stock.

    Future sales of our common stock by existing stockholders could depress our stock price. As of June 1, 2000, we had 15,388,114 shares of common stock outstanding, and approximately 1,540,464 additional shares of common stock were issuable upon the exercise of outstanding stock options, of which 619,333 were exercisable. We are registering 718,072 shares of common stock on the registration statement of which this prospectus is a part, all of which may be sold in the public market. In addition to these shares, a significant number of our shareholders who hold restricted securities will become eligible to resell these securities under Rule 144(k) without any volume limitations in July 2000. Of these shares, approximately 1,013,308, which includes the shares offered hereby, are currently subject to lock-up agreements. These lock-up agreements will expire in July 2000.

    Sales of a substantial number of shares of our common stock in the public market, or the perception that substantial sales might occur, could cause the market price of our stock to decrease significantly. This could also make it more difficult for us to raise capital by selling stock or use our stock as currency in acquisitions.

    Our future profitability is uncertain due to our continuing operating losses. We have never recorded an overall operating profit because the investment required for geographic expansion and new services has exceeded the profits generated in our established markets. We intend to continue to invest in expansion and new services and will therefore sustain substantial losses for at least the next eighteen months. Our ability to earn a profit will largely depend on our ability to generate profits from services that exceed our investment in geographic expansion and new services. We may not be able to generate revenues sufficient to earn a profit, to maintain profits on a quarterly or annual basis, or to sustain or increase our future revenue growth.

    Our operating results may fluctuate significantly. Our revenues and operating results may fluctuate with general economic conditions and also for many other reasons, such as: our investments in geographic expansion; the timing of new service introductions and enhancements; the success of new products; the timing of investing the net proceeds from our offerings; acquisitions of other companies or assets; sales and marketing promotional activities; loss of clients or revenues due to consolidation in the real estate industry; changes in client budgets; or our investments in other corporate resources.

    We may not be able to successfully introduce new products, including our CoStar Exchange product. Our future business and financial success will depend on our ability to continue to introduce new products into the marketplace. Developing new products, such as CoStar Exchange, imposes heavy burdens on our systems development department, product managers, management and researchers. In addition, successfully launching and selling a new product, such as CoStar Exchange, puts pressure on our sales and marketing resources. If we are unable to develop new products, such as CoStar Exchange, then our customers may choose a competitive service over ours and our business may be adversely affected. In addition, if we incur significant costs in developing new products, such as CoStar Exchange, or are not successful in marketing and selling these new products, it could have a material adverse effect on our results of operations.

    We may not be able to complete successfully our planned expansion. Our future business and financial success will depend on our ability to continue to expand our services and the areas where we do business. These expansion efforts must occur while information technology is rapidly changing. These efforts impose additional burdens on our research, systems development, sales, and general managerial resources. We may not be able to manage this growth successfully. The continued expansion effort on which our future growth depends has inherent risks, such as the following: any new or enhanced services we develop might not meet the increasingly sophisticated needs of our current or potential clients; we might not succeed in developing new or enhanced services; and we might not succeed in entering new geographical markets.

    If we are unable to maintain the integrity and reliability of our data, our business could be harmed. Our success depends on our clients' confidence in the comprehensiveness, accuracy, and reliability of the data we provide. We believe that we take adequate precautions to safeguard the completeness and accuracy of our data and that the information is generally current, comprehensive, and accurate. But the task of establishing and maintaining this quality while we grow is challenging. We cannot guarantee that we can sustain those efforts. If we cannot maintain the quality of our data, we could experience reduced demand for our services and could be exposed to lawsuits claiming damages resulting from inaccurate data.

    We may not be able to adapt to the rapid technological changes to the Internet and Internet products. To be successful, we must adapt to the rapid technological changes to the Internet and Internet products by continually enhancing our Web site and introducing and integrating new services and products to capitalize on the technological advances in the Internet. Although in the next 12 months we expect to migrate all of our information products to a web-based platform, this process is costly and we cannot assure you that we will be able to successfully integrate our services and products with the Internet's technological advances. The collection, storage, management and dissemination of commercial real estate information from a centralized database on the Internet is a recent and evolving development. Our market is characterized by rapidly changing technologies, evolving industry standards, increasingly sophisticated customer needs and frequent new product introductions. These factors are exacerbated by the rapid technological change experienced in the computer and software industries. We could incur substantial costs if we need to modify our services or infrastructure in order to adapt to these changes. If we incurred significant costs without adequate results or we are unable to adapt to rapid technological changes, it could have a material adverse effect on our business.

    Our increasing use of the Internet and the World Wide Web exposes us to regulatory and other uncertainties. Most of our clients currently receive their CoStar data via the Internet. We are in the process of making substantially all our services accessible through a standard Web-browser format. This exposes us to various uncertainties arising from the future course of development of the Internet and the World Wide Web. Governments in the United States and abroad might adopt laws or regulations applicable to Internet commerce that could harm our business by, for example, regulating our transmissions over the Internet or exposing our business to new taxes in various jurisdictions. User concerns about the privacy and security of Internet-distributed communications might impede the growth of our business. We may need to expend substantial resources to protect against security breaches on our Web site or in our Internet communications.

    We cannot assure you that our Internet products will achieve market acceptance. We intend to continue to increase our reliance on the Internet for delivery of our services and products. As a result, our future profitability will increasingly rely upon the use of our information services and transaction support products on the Internet. Our ability to obtain market acceptance for our Internet products will depend on the following factors: our ability to transition our customers from the use of our services and products on CD-ROM to the use of these services and products on the Internet in a timely and efficient manner; our customers acceptance of, and their ability to adapt to the use of, our existing and future services and products on the Internet; and our ability to anticipate and adapt to the changing Internet market. If our Internet-based information services or transaction support products are not received favorably by our current customers, their use of our other products may be negatively affected or cause new customers to choose a competitive service over ours.

    Unsatisfactory Internet performance, interruption or failure could have an adverse effect on our business. Our business increasingly depends upon the satisfactory performance, reliability and availability of our Web site, the Internet and the World Wide Web. Problems with the Internet or Web may impede the development of our business for a number of reasons. If the number of Internet users or their use of Internet resources continues to grow, we may overwhelm the existing Internet infrastructure. Growth in Internet usage that is not matched by comparable growth of the infrastructure supporting the Internet could result in slower response time, cause outright failure of the Internet, or otherwise adversely affect usage.

    We may be subject to legal liability for displaying or distributing information on the Internet. Because the content in our database is distributed to others, we may be subject to claims for defamation, negligence or copyright or trademark infringement or claims based on other theories. These types of claims have been brought, sometimes successfully, against Internet services in the past. We could also be subject to claims based upon the content that is accessible from our Web site through links to other Web sites or information on our Web site supplied by third parties. Our insurance may not adequately protect us against these types of claims. Even to the extent these claims do not result in liability to us, we could incur significant costs in investigating and defending against any claims. Our potential liability for information distributed by us to others could require us to implement measures to reduce our exposure to liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.

    Temporary or permanent outages of our computers and software or telecommunications equipment could have an adverse effect on our business. Our operations depend on our ability to protect our database, computers and software, telecommunications equipment and facilities against damage from potential dangers such as fire, power loss, security breaches, and telecommunications failures. Any temporary or permanent loss of one or more of these systems or facilities from an accident, equipment malfunction or some other cause could harm our business. Our core computer services and networking equipment are located in a climate controlled, fire and security-protected central location. We keep off-site backup copies of all data contained in our database, maintain a back-up power supply and equipment, and stockpile spare parts. These measures may not, however, adequately protect our business.

    We may be unable to enforce or defend our ownership and use of intellectual property. The success of our business depends in large part on the intellectual property involved in our methodologies, database and software. We rely on a combination of trade secret and copyright laws, nondisclosure and noncompetition provisions, license agreements and other contractual provisions and technical measures to protect our intellectual property rights. We cannot guarantee that we will always succeed in this effort. Our business could be significantly harmed if we do not succeed in protecting our intellectual property. The same would be true if a court should find that our services infringe other persons' intellectual property rights. Any intellectual property lawsuits in which we might become involved, either as a plaintiff, or as a defendant, could cost us much time and money.

    International expansion may result in new business risks. If we expand internationally, this expansion could subject us to new business risks, including: adapting to the differing business practices and laws in foreign commercial real estate markets; difficulties in managing foreign operations; limited protection for intellectual property rights in some countries; difficulty in accounts receivable collection and longer collection periods; cost of enforcement of contractual obligations; impact of recessions in economies outside the United States; currency exchange rate fluctuations; and potentially adverse tax consequences.

    Our business depends on retaining and attracting highly capable management and operating personnel. Our success depends in large part on our ability to retain and attract management and operating personnel, including our President and Chief Executive Officer, Andrew C. Florance. Our business requires highly skilled technical, sales, management, Web-development, marketing and research personnel, who are in high demand and are often subject to competing offers. Because we are expanding rapidly, we continue to need an increased number of management and support personnel. To retain and attract key personnel, we use various measures, including multi-year employment agreements containing confidentiality and non-competition agreements, a stock option plan, and incentive bonuses for key executive officers. We are the beneficiary of a key person life insurance policy on Mr. Florance. These measures may not be enough to retain and attract the personnel we needs or to offset the impact on our business of a loss of Mr. Florance or other key employees.

    If we are unable to continue to develop our sales force, it could have a material adverse effect on our business. In order to support our growth, we need to substantially increase the size of our direct sales force. Our ability to increase our direct sales force involves a number of risks, including: the competition we face from other companies in hiring and retaining sales personnel; our ability to integrate and motivate additional sales and sales support personnel; our ability to manage a multi-location sales organization; and the length of time it takes new sales personnel to become productive.

    Competition could render our services uncompetitive. The market for information systems and services in general is highly competitive and rapidly changing. We believe our proprietary database and content compete favorably with our competitors. However, many of our existing competitors, as well as a number of potential new competitors, may have longer operating histories in the Internet market, greater name recognition, larger customer bases, greater user traffic and greater financial, technical and marketing resources than us. Our competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies, make more attractive offers to potential employees, subscribers, distribution partners and content providers and may be able to respond more quickly to new or emerging technologies and changes in Internet user requirements.

    Cyclical downturns and consolidation in the commercial real estate industry could have an adverse effect on our business. Our business depends on conditions in the commercial real estate industry, including businesses that supply or invest in that industry. Changes in the commercial real estate market may affect demand for our services. The traditional economic downturns in the commercial real estate industry could harm our business. These changes could decrease renewal rates, which could have a material adverse impact on our operating results. Also, companies in this industry are consolidating, often in order to reduce expenses. Consolidation could reduce the number of our existing clients, reduce the size of our target market and increase our clients' bargaining power. Any of these factors could adversely affect our business.

    If we do not generate sufficient cash flows from operations, we may need additional capital. To date, we have financed our operations through cash from profitable operations in our established markets, the sale of our stock and borrowing money. If we do not generate enough cash from operations to finance our business in the future, we will need to raise additional funds through public or private financing. Selling additional stock could dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and agree to restrictions that may limit our operating flexibility. We may not be able to obtain funds needed to finance our operations at all or may be able to obtain them only on unattractive terms.

    Problems with our software could impair the use of our services. The software underlying our services is complex and may contain undetected errors. We have previously discovered errors in our proprietary software. Despite testing, we cannot be certain that errors will not be found in current versions, new versions or enhancements of that software. Any errors could result in adverse publicity, impaired use of our services, loss of revenues, cost increases and legal claims by customers. All these factors could seriously damage our business, operating results and financial condition.

    Market volatility may have an adverse effect on our stock price. The trading price of our common stock has fluctuated widely in the past and, like most stocks, it will continue to fluctuate in the future. The price could fluctuate widely based on numerous factors, including: quarter-to-quarter variations in our operating results; changes in analysts' estimates of our earnings; announcements by us or our competitors of technological innovations or new services; general conditions in the commercial real estate industry; developments or disputes concerning copyrights or proprietary rights; regulatory developments; and economic or other factors. In addition, in recent years, the stock market in general, and the shares of Internet-related and other technology companies in particular, have experienced extreme price fluctuations. This volatility has had a substantial effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of the specific companies.

    Stock ownership by executive officers and directors provides substantial influence over matters requiring a vote of stockholders. Our executive officers and directors, and entities affiliated with them, beneficially own a sufficient number of our outstanding common stock to exercise substantial influence over the election of directors and other matters requiring a vote of stockholders. This concentrated ownership might delay or prevent a change in control and may impede or prevent transactions in which stockholders might otherwise receive a premium for their shares.

    Our charter documents contain provisions that could impede third party acquisitions. Our governing corporate documents contain provisions that could discourage potential takeover attempts and make attempts by our stockholders to change management more difficult. These provisions include: a requirement that stockholders give us advance notice of certain nominations for our board of directors and of new business for any stockholder meeting; a prohibition on stockholders' calling special meetings; and a prohibition on stockholder action by written consent. Our certificate of incorporation also allows our board of directors to issue up to two million shares of preferred stock and to fix the rights of those shares without a vote by the stockholders. The rights of holders of common stock may be harmed by the rights of the holders of this "blank check" preferred stock. If we issue any preferred stock, an outside party may find it more difficult to acquire a majority of our outstanding voting stock. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Applying these provisions could delay or prevent a change in control, which could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

    We will not receive any proceeds from the offering. The selling stockholders will receive the proceeds from the offering.

                              SELLING STOCKHOLDERS

        The shares of common stock to be sold by the selling stockholders under this prospectus represent shares issued to them in connection with our acquisitions of Jamison Research, Inc. and LeaseTrend, Inc. in January 1999. The selling stockholders are under no obligation to sell all or any portion of the shares under this prospectus.

    The table below sets forth the number of shares of our common stock beneficially owned by each selling stockholder as of June 1, 2000, the number of shares being offered and the percentage of the common stock owned by each selling stockholder. As of June 1, 2000, we had 15,388,114 shares of common stock outstanding.

                             Shares beneficially    Number of
                               owned before the    shares being  Shares beneficially owned
           Name                    offering          offered       after the offering(1)
---------------------------  --------------------  ------------  -------------------------

                              Number     Percent                   Number       Percent
                             ---------  ---------                ----------  -------------
Blue Chip Capital Fund
Limited Partnership(2) ....   316,238      2.1%       316,238           0             0

Henry D. Jamison IV(3) ....   259,705      1.7%       245,915      13,790             *

Leslie L. Jamison(4) ......   149,319         *       149,319           0             0

David P. Evemy(5) .........     6,600         *         6,600           0             0

-----------------------------
*    Less than 1%.

(1)  Assumes that all the shares being offered are sold in the offering.

(2) Blue Chip Capital Fund Limited Partnership was a stockholder of LeaseTrend, Inc., which was acquired by CoStar in January 1999. Z. David Patterson, managing director of Blue Chip Venture Company, Ltd., the general partner of Blue Chip Capital Fund Limited Partnership, was a director of LeaseTrend until the acquisition by CoStar. Blue Chip received consideration in connection with the acquisition.

(3) Includes 13,790 shares issuable upon options exercisable within 60 days of June 1, 2000. Mr. Jamison was a stockholder, an officer and a director of Jamison Research, Inc., which was acquired by CoStar in January 1999. Mr. Jamison received consideration in connection with the acquisition. Following the acquisition, Mr. Jamison continued as President of Jamison Research, and currently is a Regional Vice President for CoStar. Mr. Jamison is married to Leslie L. Jamison, and he may be deemed to share beneficial ownership of the 149,319 shares owned by Leslie L. Jamison.

(4) Leslie Jamison was a stockholder, an officer and a director of Jamison Research, Inc., which was acquired by CoStar in January 1999. Ms. Jamison received consideration in connection with the acquisition. Ms. Jamison is married to Henry Jamison IV, and she may be deemed to share beneficial ownership of the 259,705 shares owned by Henry Jamison IV.

(5) David Evemy was the President of Jamison Research, which was acquired by CoStar in January 1999. Mr. Evemy received consideration in the acquisition. Mr. Evemy was also an employee of CoStar until March 15, 2000.

                              PLAN OF DISTRIBUTION

    The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on the Nasdaq Stock Market or any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be made at market prices prevailing at the time of the sale or at negotiated or fixed prices. The selling stockholders will act independently of CoStar in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may use any one or more of the following methods when selling shares:

    - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

    - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

    - an exchange distribution in accordance with the rules of the applicable exchange;

    -    privately negotiated transactions;

    -    underwritten offerings;

    -    short sales;

    - agreements by the broker-dealer and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

    -    a combination of any such methods of sale; and

    -    any other method permitted by applicable law.

    The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to Section 4(1) of the Securities Act, rather than under this prospectus.

    Unless otherwise prohibited, the selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. In addition, the selling stockholders may loan their shares to broker-dealers who are counterparties to hedging transactions and the broker-dealers or counterparties may sell the borrowed shares into the public market. The selling stockholders may also pledge their shares to their brokers and under the margin loan the broker may, from time to time, offer and sell the pledged shares. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares other than ordinary course brokerage arrangements, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

    At the time a particular offer of shares of common stock is made, a prospectus supplement will be distributed to the extent required, which will set forth the aggregate number of shares of common stock being offered and the material terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price to be paid by any underwriter or dealer for the common stock being purchased, any discounts, commissions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

    The terms of our acquisition agreement with Jamison Research, Inc. and its former stockholders require us to keep this registration statement effective for a period of four months. The selling stockholders may only sell shares under this prospectus during the period for which the registration statement is effective.

    We will pay substantially all of the expenses in connection with the registration of the shares by the selling stockholders, other than any agents' commissions and underwriting discounts. We will not receive any proceeds from this offering.

    The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

    The selling stockholders and any other person participating in the distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of any other person participating in the distribution. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock and engaged in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

                                  LEGAL MATTERS

    The validity of the common stock being offered by this prospectus is being passed upon for CoStar Group, Inc. by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations).

                                     EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement on Form S-3 with the SEC, of which this prospectus is a part, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information included in the registration statement, and statements contained in this prospectus concerning the provisions of any document are not necessarily complete. For further information about CoStar and the common stock offered under this prospectus, you should read the registration statement, including its exhibits and the documents incorporated by reference.

    We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

     Public Reference Room          New York Regional Office        Chicago Regional Office
    450 Fifth Street, N.W.            7 World Trade Center          500 West Madison Street
           Room 1024                       Suite 1300                      Suite 1400
    Washington, D.C. 20549             New York, NY 10048            Chicago, IL 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or on the SEC's web site, http:\\www.sec.gov.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the estimated expenses to be borne by us, in connection with the issuance and distribution of the securities being registered hereby.

        SEC registration fee............................................  $   4,311

        Legal fees and expenses.........................................  $  75,000

        Accounting fees and expenses....................................  $  20,000

        Miscellaneous fees..............................................  $  25,689
                                                                          ---------
        Total...........................................................  $ 125,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

    (a) permissive indemnification for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

    (b) permissive indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

    (c) mandatory indemnification for expenses actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in litigation covered by (a) and (b) above; and

    (d) that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which may be provided under any bylaw, agreement, stockholder or disinterested director vote, or otherwise.

    CoStar's restated certificate of incorporation provides that a director shall not be personally liable to CoStar or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to CoStar or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation also provides that CoStar shall indemnify each director and officer to the fullest extent permitted by law for all expenses, liabilities and other matters referenced in Section 145 of the DGCL. Such indemnification is exclusive of any other rights under any bylaw, agreement, vote of stockholders, vote of disinterested directors or otherwise. CoStar may also purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the DGCL.

    CoStar's restated bylaws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of CoStar (or was serving at the request of CoStar as a director, officer, employee or agent for another entity) shall be, and employees and agents may be, indemnified by CoStar, to the fullest extent authorized by the DGCL, against all expense, liability or loss reasonably incurred by the person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of CoStar and, in criminal matters, if the person had no reasonable cause to believe his or her conduct was unlawful. When the action, suit or proceeding is brought in favor of CoStar, such indemnification rights extend only to expenses, and no indemnification rights apply to any adjudged liability of the person to CoStar unless the applicable court determines that the person is fairly and reasonably entitled to indemnification for expenses. The restated bylaws further provide that such indemnification rights are contract rights, and indemnified directors and officers shall have the right to be paid by CoStar for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, upon receipt from the indemnified person of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person is not entitled to be indemnified. Such expenses, including attorneys' fees, may be paid with respect to indemnified employees and agents, as the board of directors deems appropriate. The restated bylaws provide that the right to indemnification and to the advance payment of expenses shall not be exclusive of any other right which any person may have or acquire under any agreement, statute, provision of CoStar's restated bylaws, certificate of incorporation, or otherwise.

ITEM 16. EXHIBITS.

2.1 Acquisition and Reorganization Agreement by and among CoStar Group, Inc. and LeaseTrend, Inc. and the Shareholders of LeaseTrend, Inc. dated January 8, 1999 (Incorporated by reference to Exhibit 2.1 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on January 22, 1999).

2.2 Agreement and Plan of Merger between LeaseTrend, Inc. and LTI Acquisition Corp., dated January 8, 1999 (Incorporated by reference to
         Exhibit 2.2 to the report of the Registration on Form 8-K (File No. 0-24531) filed with the Commission on January 22, 1999).

2.3 Agreement and Plan of Merger by and among CoStar Group, Inc., Jamison Research, Inc., Henry D. Jamison IV and Leslie Lees Jamison dated January 6, 1999 (Incorporated by reference to Exhibit 2.3 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on February 2, 1999).

2.4 Amendment to Agreement and Plan of Merger by and among CoStar Group, Inc., Jamison Research, Inc., Jamison Acquisition Corp., Henry D. Jamison IV and Leslie Lees Jamison dated January 14, 1999 (Incorporated by reference to Exhibit 2.4 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on February 2, 1999).

4.1      Specimen Common Stock Certificate (Incorporated by reference to Exhibit
         4.1 to the Company's Form 10-K dated December 31, 1999).

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, with respect to legality (Filed herewith).

23.1     Consent of Independent Auditors (Filed herewith).

23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (Included as part of Exhibit 5.1).

24.1 Powers of Attorney (Included in the signature pages to the registration statement).

ITEM 17.  UNDERTAKINGS

       (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, CoStar Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on June 15, 2000.

                                   CoStar Group, Inc.

                                   By:          /s/
                                   -------------------------------------
                                   Andrew C. Florance
                                   President and Chief Executive Officer

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoints Andrew C. Florance or Frank Carchedi, and each or any of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              NAME                                  TITLE                                DATED
              ----                                  -----                                -----
             /s/                           Chairman of the Board                   June 15, 2000
---------------------------------------
Michael R. Klein

            /s/                            Chief Executive Officer and             June 15, 2000
---------------------------------------    President and a Director (Principal
Andrew C. Florance                         Executive Officer)

            /s/                            Chief Financial Officer                 June 15, 2000
---------------------------------------    (Chief Financial and Accounting
Frank A. Carchedi                          Officer)

            /s/                            Director                                June 15, 2000
---------------------------------------
David Bonderman

            /s/                            Director                                June 15, 2000
---------------------------------------
Warren H. Haber

            /s/                            Director                                June 15, 2000
---------------------------------------
Josiah O. Low, III

            /s/                            Director                                June 15, 2000
---------------------------------------
John Simon

                                  EXHIBIT INDEX

2.1 Acquisition and Reorganization Agreement by and among CoStar Group, Inc. and LeaseTrend, Inc. and the Shareholders of LeaseTrend, Inc. dated January 8, 1999 (Incorporated by reference to Exhibit 2.1 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on January 22, 1999).

2.2 Agreement and Plan of Merger between LeaseTrend, Inc. and LTI Acquisition Corp., dated January 8, 1999 (Incorporated by reference to
         Exhibit 2.2 to the report of the Registration on Form 8-K (File No. 0-24531) filed with the Commission on January 22, 1999).

2.3 Agreement and Plan of Merger by and among CoStar Group, Inc., Jamison Research, Inc., Henry D. Jamison IV and Leslie Lees Jamison dated January 6, 1999 (Incorporated by reference to Exhibit 2.3 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on February 2, 1999).

2.4 Amendment to Agreement and Plan of Merger by and among CoStar Group, Inc., Jamison Research, Inc., Jamison Acquisition Corp., Henry D. Jamison IV and Leslie Lees Jamison dated January 14, 1999 (Incorporated by reference to Exhibit 2.4 to the report of the Registrant on Form 8-K (File No. 0-24531) filed with the Commission on February 2, 1999).

4.1      Specimen Common Stock Certificate (Incorporated by reference to Exhibit
         4.1 to the Company's Form 10-K dated December 31, 1999).

5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson, with respect to legality (Filed herewith).

23.1     Consent of Independent Auditors (Filed herewith).

23.2 Consent of Fried, Frank, Harris, Shriver & Jacobson (Included as part of Exhibit 5.1).

24.1 Powers of Attorney (Included in the signature pages to the registration statement).